Exhibit 99.1

AM Oil Resources & Technology Acquires Build Biodiesel Technology to Create Energy Diversity

VALENCIA, CALIFORNIA, January 26, 2009 (BUSINESSWIRE) – AM Oil Resources & Technology Inc., (OTCBB: AMOR.OB) announced today that it has just completed design drawings to build a mobile bio-diesel device. The Company’s design is a mobile biodiesel production plant, capable of producing 2,000 to 3,000 gallons of biodiesel per week. The designed plant fits into a standard truck-trailer with dimensions 8 feet wide by 45 feet long by 9.5 feet tall.

Biodiesel is the name of a clean burning alternative fuel, produced from domestic, renewable resources. Biodiesel contains no petroleum, but it can be blended at any level with petroleum diesel to create a biodiesel blend. It can be used in diesel engines with little or no modifications. Biodiesel is simple to use, biodegradable, nontoxic, and essentially free of sulfur and aromatics. Biodiesel is made through a chemical process called transesterification whereby the glycerin is separated from the fat or vegetable oil. The process leaves behind two products -- methyl esters (the chemical name for biodiesel) and glycerin (a valuable byproduct usually sold to be used in soaps and other products). Biodiesel is better for the environment because it is made from renewable resources and has lower emissions compared to petroleum diesel. It is less toxic than table salt and biodegrades as fast as sugar. Since it is made in the USA from renewable resources such as soybeans and recycled vegetable oil, its use decreases our dependence on foreign oil and contributes to our own economy.

According to Anthony K. Miller, CEO, “The mobile biodiesel plant is to be self sufficient, adaptable to different grades of waste vegetable oil (WVO), environmentally friendly, and economical. Our initial goal is to produce fuel that can be used to operate our patent steam generators, oil field equipment and/or our vehicles. Biodiesel is typically blended with diesel for usage and any surplus we produce can be sold for a profit. We can sell the glycerin as a profit center as well.” Miller added, “Management and our consultants have extensive experience in this field, with involvement in one of the first stationary plants built in California. We are extremely excited by the promise this can hold for our Company”. Biodiesel is fuel considered as GREEN and a focus of the current democratic administration as noted by the following Links:
http://domesticfuel.com/2008/12/15/obama-picks-please-biodiesel-board/ ;
http://domesticfuel.com/2009/01/16/biodiesel-leads-asas-priorities-to-obama/;
http://www.eia.doe.gov/oiaf/analysispaper/biodiesel/ .

About AM Oil Resources & Technology Inc.:

Our mission is to use sell and produce our patent and patent pending technologies, providing environmentally safe and cost-effective apparatus designed to maximize oil production in oil fields, in both domestic and international markets. To provide solutions to the world with technology that will recover crude oil that would otherwise remain in the ground forever. By utilizing proper development, partnership and strategic alliances, we will attain this goal. Our website is: www.am-oil.com

"Safe Harbor" Statement under the Private Securities Litigation Reform Act: This release contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual financial or operating results of AM Oil Resources & Technology Inc and related companies (hereafter collectively referred to as "the Company," "we," "our" or "us") to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The words or phrases "would be," "may allow," "intends to," "may likely," "are expected to," "may continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Such statements include those concerning our expected financial performance, our corporate strategy and operational plans. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including: (a) intense competition in the oil and gas sector; (b) whether we are able to manage our planned growth efficiently, including whether our management will be able to identify, hire, train, retain, motivate, and manage required personnel or that management will be able to manage and exploit existing and potential market opportunities successfully; (c) whether we are able to generate sufficient revenues or obtain financing to sustain and grow our operations. Any agreements and event coverage should not be construed by any means whatsoever as having any impact on or a reflection of the Company's future stock price or future financial results.

Contact: Philip Morgan
info@am-oil.com
800-646-6570